UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 7, 2025
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement
On February 7, 2025, Toll Brothers, Inc. (the “Registrant”) and its wholly owned subsidiary First Huntingdon Finance Corp. (the “Borrower”) extended the maturity date of the Borrower’s senior unsecured revolving credit agreement, dated as of February 14, 2023, among the Registrant, the Borrower, the lenders party thereto and Mizuho Bank, Ltd. as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) from February 14, 2028 to February 7, 2030. In connection therewith, the total amount of revolving loans and commitments available under the Revolving Credit Agreement was increased from $1.955 billion to $2.35 billion pursuant to the existing terms of the Revolving Credit Agreement and through a series of commitment, termination and extension notices and acceptances between the Borrower, the Registrant and the existing and new lenders party thereto. Other than the extension of the maturity date and the increase in revolving loans and commitments, no other provisions of the Revolving Credit Agreement were modified.
In addition, on February 7, 2025, the Registrant and the Borrower extended the maturity date of all $650 million of outstanding loans under the Borrower’s existing $650 million senior unsecured term loan credit agreement, dated as of February 3, 2014 among the Registrant, the Borrower, the lenders party thereto and Truist Bank (as successor by merger to SunTrust Bank), as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), from the several existing maturity dates to February 7, 2030. The maturity date extensions were made pursuant to the existing terms of the Term Loan Agreement and were accomplished through a series of commitment, termination and extension notices and acceptances between the Borrower, the Registrant and the existing lenders party thereto. Other than the maturity date extensions, no other provisions of the Term Loan Agreement were modified.
The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under each of the Revolving Credit Agreement and the Term Loan Agreement.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

10.1*    Revolving Credit Facility Extension Agreements, effective as of February 7, 2025 with respect to the Amended and Restated Credit Agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified), among the Borrower, the Registrant, the lenders party thereto and Citibank, N.A., as Administrative Agent

10.2*    Term Loan Extension Agreements, effective as of February 7, 2025, with respect to the Term Loan Credit Agreement dated as of February 3, 2014 (as amended, supplemented or otherwise modified) among the Registrant, the Borrower, the lenders party thereto and Truist Bank, (as successor by merger to SunTrust Bank), as Administrative Agent

10.3*    Commitment and Acceptance Agreement, effective as of February 7, 2025, with respect to the Amended and Restated Credit Agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified), among the Borrower, the Registrant, the lenders party thereto and Citibank, N.A., as Administrative Agent

10.4*    Commitment and Acceptance Agreement, effective as of February 7, 2025, with respect to the Term Loan Credit Agreement dated as of February 3, 2014 (as amended, supplemented or otherwise modified) among the Registrant, the Borrower, the lenders party thereto and Truist Bank, (as successor by merger to SunTrust Bank), as Administrative Agent

10.5*    Termination Notice of Declining Lenders, effective as of February 7, 2025, with respect to the Amended and Restated Credit Agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified), among the Borrower, the Registrant, the lenders party thereto and Citibank, N.A., as Administrative Agent

10.6*    Termination Notice of Declining Lenders, effective as of February 7, 2025, with respect to the Term Loan Credit Agreement dated as of February 3, 2014 (as amended, supplemented or otherwise modified) among the Registrant, the Borrower, the lenders party thereto and Truist Bank, (as successor by merger to SunTrust Bank), as Administrative Agent

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 11, 2025	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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